STATE OF NEVADA
ROSS MILLER Secretary of Stale		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
OFFICE OF THE SECRETARY OF STATE Filing Acknowledgement
July 14.2008

Job Number	Corporation Number
C20080715-0369	E0458512008-5

Filing Description	Document Filing Number	Date/Time of Filing
Articles of Incorporation	20080469388-78	July 14, 2008 07:00:43 AM

Corporation Name	Registered Agent
SOLAR SHORE ONE, INC.	INCORP SERVICES, INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State 208 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz
	Filed in the office of	Document Number
20080469388-78
Filing Date and Time 07/14/2008 7:00 AM
Ross Miller Secretary of State State of Nevada
Entity Number E0458512008-5
Articles of Incorporation (PURSUANT TO NRS 78)

  Important: Read attached instructions before completing form.                                                                                       ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation:	Solar Shore One, Inc.

2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served).	InCorp Services, Inc.
Name

		375 N. Stephanie St. Suite 1411		Henderson	NEVADA	89014-8909
		Street Address		City		Zip Code

3.	Shares: (number of shares corporation authorized to Issue)	Number of shares with	Par value		Number of shares without par
		par value: 10,000,000	per share:	$0.0010	value:

4.	Names & Addresses, of Board of Directors/Trustees: (attach additional page there is more than 3 directors/trustees)	1.	Forrest Garvin
Name
		375 N. Stephanie St. Suite 1411		Henderson	NV	89014-8909
		Street Address		City	State	Zip Code

2.
Name

		Street Address		City	State	Zip Code

3.
Name

Street Address
City
					State	Zip Code

5.	Purpose: (optional	The purpose of the Corporation shall be:
	see instructions)	Any Legal Purpose

6.	Names, Address and	Doug Ansell on behalf of InCorp Services, Inc.
	Signature of Incorporator	Name	Signature
	(attach additional page there is more than incorporated)	375 N. Stephanie St. Suite 1411		Henderson	NV	89014-8909
		Address		City	State	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Registered Agent for the above named corporation.

July 9, 2008
		Authorized signature of R.A. or On Behalf of R.A.Company			Date

This form must be accompanied by appropriate fees. See attached fee schedule.	ELIGIBLE

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that SOLAR SHORE ONE, INC., did on July 14, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 21, 2008.

ROSS MILLER
Secretary of State

By

Certification Clerk

ROSS MILLER
Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: www.rivsos.gov
	Filed in the office of	Document Number
20080567900-77
Filing Date and Time 08/26/2008 2:00 PM
Ross Miller Secretary of State State of Nevada
Entity Number E0458512008-5
Certificate of Amendment (PURSUANT TO NRS 78.380)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporation
(Pursuant to NRS 78.380 - Before Issuance of stock)

1.		Name of corporation:

SOLAR SHORE ONE, INC.
2.		The articles have been amended as follows: (provide article numbers, if available)

The aggregate number of shares which the Corporation shall haveauthority to issue has increased to one hundred ten million (110,000,000) shares, consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock,” with all of such shares having a par value of $.0001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is one hundred million (100,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is Ten million (10,000,000) shares.

3.		The undersigned declare that they constitute at least two-thirds of the following:
(check only one box) ☒ incorporators ☐ board of directors

4.		Effective date of filling: (optional)

(must not be later than 90 days after the certificates is filed)

5.		The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.		Signatures: (If more than two signatures, attach an 8 1/2”x11”plain sheet with the additional signatures.)

	Authorized signature	Authorized signature

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit Before Revised: 07/01/2007